UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2018

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-33525	14-1626307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Herndon Parkway, Suite A, Herndon, Virginia 20170

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 464-4735

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 29, 2018 Command Security Corporation (the “Company,” “our” or “we”) held our 2018 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the matters set forth below.

1.	Election of Directors

Our shareholders re-elected Thomas P. Kikis, James P. Heffernan and Mark Sullivan as Class II directors to serve until the 2020 annual meeting of shareholders, or until their respective successors have been duly elected and qualified. We set forth below the results of the shareholder vote for each director nominee:

Director	Votes For	Votes Withheld	Broker Non-Votes
Thomas P. Kikis	3,354,430	213,271	3,895,967
James P. Heffernan	3,488,279	79,422	3,895,967
Mark Sullivan	3,487,979	79,722	3,895,967

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

Our shareholders ratified the appointment of D’Arcangelo & Co., LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2019. We set forth below the results of the shareholder vote on this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,439,201	12,121	12,346	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

By:	/s/ N. Paul Brost
Name:	N. Paul Brost
Title:	Chief Financial Officer

Dated: September 5, 2018